                                                                    Exhibit 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 11-K



(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

For the fiscal year ended December 31, 1999

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________________to____________________

Commission file number 0-14365

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

       ATGI 401(K) PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

       ALPHA TECHNOLOGIES GROUP, INC.
       306 Pasadena Avenue
       South Pasadena, CA  91030

REQUIRED INFORMATION



Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of December 31, 1999 and 1998 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the year ended December 31, 1999 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.  Not applicable.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATGI 401(K) PLAN



                                       By: /s/ Steve E. Chupik
                                           -------------------
                                           Steve E. Chupik
                                           Trustee of the Plan

Date:  June 28, 2000

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Trustees of the
ATGI 401(K) PLAN

       We have audited the accompanying statement of net assets available for benefits of the ATGI 401(k) Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999 in conformity with generally accepted accounting principles.

       Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at December 31, 1999 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Melton & Melton, L.L.P.

Houston, Texas
May 11, 2000

                                ATGI 401(K) PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 1999 AND 1998



                                                                   1999         1998
                                                                   ----         ----
                                     ASSETS
                                     ------
Investments:
    Alpha Technologies Group, Inc.,
     Common Stock (at market), 231,103 and
     248,379 shares at December 31, 1999
     and 1998, respectively                                    $ 1,386,616   $  380,331

    Connecticut General Life Insurance Company
     (a CIGNA company) Charter Funds at contract value:
        Guaranteed Short-Term Securities Fund                      367,479      371,761
        Guaranteed Long-Term Fund                                2,846,742    2,770,898

    Connecticut General Life Insurance Company
     (a CIGNA company) Charter Funds at market value:
        Large Company Stock Index Fund                           1,727,450    1,405,743

    Connecticut General Life Insurance Company
     (a CIGNA company) Separate Accounts at market value:
        Fidelity Advisor Growth Opportunities Account            1,656,808    1,881,658
        Janus Account                                            1,443,245      642,302
        PBHG Growth Account                                        553,911      416,604
        American Century Vista Account                             149,247       47,458
    Participant loans                                              432,835      299,054
                                                               -----------   ----------
    Total investments                                           10,564,333    8,215,809
                                                               -----------   ----------

Receivables:
    Employer contributions                                          36,579       36,755
    Participant contributions                                       97,539       89,581
                                                               -----------   ----------
            Total receivables                                      134,118      126,336
                                                               -----------   ----------

Cash                                                                                 25
                                                                ----------   ----------
            Total assets                                        10,698,451    8,342,170
                                                               -----------   ----------

                                  LIABILITIES
                                  -----------

Administrative fees payable                                          5,289        4,045
                                                               -----------   ----------
            Total liabilities                                        5,289        4,045
                                                               -----------   ----------

            Net assets available for benefits                  $10,693,162   $8,338,125
                                                               ===========   ==========

                      (See Notes to Financial Statements)

                                ATGI 401(K) PLAN
                       STATEMENT OF CHANGES IN NET ASSETS
                             AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


ADDITIONS TO NET ASSETS:
    Participant contributions                           $   934,842
    Employer contributions                                  313,932
                                                        -----------
                                                          1,248,774

    Interest and dividend income                            187,174
                                                        -----------
        Total additions                                   1,435,948
                                                        -----------

DEDUCTIONS FROM NET ASSETS:
    Benefit payments                                      1,252,590
    Commissions and fees paid by
     participants                                            26,329
    Administrative expenses                                  32,748
                                                        -----------
        Total deductions                                  1,311,667
                                                        -----------

Net realized and unrealized
  appreciation in fair market
  value of investments                                    2,230,756
                                                        -----------
        Increase in net assets                            2,355,037

NET ASSETS AVAILABLE FOR BENEFITS:
    Balance, December 31, 1998                            8,338,125
                                                        -----------

    Balance, December 31, 1999                          $10,693,162
                                                        ===========




                      (See Notes to Financial Statements)

                                ATGI 401(K) PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


NOTE 1 - DESCRIPTION OF THE PLAN

    GENERAL

        The ATGI 401(k) Plan (the "Plan"), for employees of Alpha Technologies Group, Inc. and its subsidiaries (the "Company"), is a defined contribution profit sharing plan, established November 1, 1977.

    ELIGIBILITY

        All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: January 1, April 1, July 1, or October 1.

    DISTRIBUTIONS

        A participant or beneficiary shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in his or her account are distributed in the form of an annuity, cash or stock.

        The statement of net assets available for benefits as of December 31, 1999 and 1998 includes amounts pending distribution to participants of $15,821 and $43,170, respectively.

        If a participant terminates employment prior to normal retirement age for any reason other than death or disability, the participant's interest in Company contributions to the Plan vests as follows:


                                                        Percent Of
                                                      Non-forfeitable
     Years Of Service                                    Interest
     ----------------                                 ---------------

      Less than one year                                     0%
      One year                                              20
      Two years                                             40
      Three years                                           60
      Four years                                            80
      Five years                                           100

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1999


NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      FORFEITURES

          After a participant's employment is terminated, any non-vested portion of the participant's account can be used to offset administrative fees and the Company's matching contribution, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at December 31, 1999 and 1998 amounted to $55,705 and $17,811, respectively. During the plan year ended December 31, 1999, the Company used $30,052 of forfeiture monies for employer contributions and $31,503 to offset administrative fees.

      CONTRIBUTIONS

          The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 1999, the matching contribution was equal to 50 percent of each participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make an additional discretionary contribution as determined by the Board of Directors. No additional discretionary contribution was made for the year ended December 31, 1999. Each participant's contribution is based upon a percentage of annual compensation determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year or $10,000 in 1999, as adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Code. Each participant may also contribute up to 10 percent of total compensation on an after-tax basis. The combined pretax and after-tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

      PARTICIPANT LOANS

          Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments through payroll deductions for periods ranging up to five years or up to 15 years for the purchase of a primary residence. The loans are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

      TERMINATION OF THE PLAN

          Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of Plan termination, participants will become 100 percent vested in their accounts.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1999


NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

      INVESTMENT OF FUNDS

          There are eight funds in which participants can invest contributions and in which other amounts are credited to participants' accounts as of December 31, 1999:

          ATGI Stock Fund - A fund that maintains a brokerage account with Merrill Lynch and invests solely in the common stock of Alpha Technologies Group, Inc.

          Guaranteed Short-Term Securities Fund - A CIGNA Charter fixed-income investment fund that invests primarily in U.S. Treasury securities, U.S. Government securities, certificates of deposit, time deposits, repurchase agreements and commercial paper issued by major domestic and foreign corporations. The fund seeks to maximize current income while maintaining a high degree of liquidity and safety of principal.

          Guaranteed Long-Term Fund - A CIGNA Charter fixed-income investment fund that invests primarily in intermediate-term bonds and commercial mortgages. The fund seeks to provide competitive yields relative to comparable guaranteed fixed income investment funds.

          Large Company Stock Index Fund - A CIGNA Charter investment fund that is constructed to reflect the composition of the Standard and Poor's 500 Index.

          Fidelity Advisor Growth Opportunities Account - A CIGNA Separate Account that invests wholly in the Fidelity Advisor Growth Opportunities Fund, a mutual fund. The fund seeks to provide long-term capital growth by investing primarily in common stocks and securities convertible into common stock.

          Janus Account - A CIGNA Separate Account that invests wholly in the Janus Fund, a mutual fund. The fund seeks to provide long-term growth of capital by investing primarily in a diversified portfolio of common stock.

          PBHG Growth Account - A CIGNA Separate Account that invests wholly in the PBHG Growth Fund, a mutual fund. The fund seeks capital appreciation by investing primarily in common stock and securities convertible into common stock of small and medium capitalization companies.

          American Century Vista Account - A CIGNA Separate Account that invests wholly in the American Century Vista Account, a mutual fund. The fund seeks to provide long-term growth of capital by investing primarily in equity-equivalent securities of small and medium-sized companies.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1999


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING

          The accounting records of the ATGI 401(k) Plan are maintained on the cash basis; however, the financial statements have been prepared on the accrual basis of accounting.

      ADMINISTRATIVE EXPENSES

          Administrative expenses of the Plan are paid by the Plan. Forfeitures of any non-vested portion of a participant's account can be used to offset administrative fees.

      INVESTMENTS

          Pursuant to the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA, the Plan reports investments in the financial statements at current market value in accordance with generally accepted accounting principles. As of December 31, 1999 and 1998, the ATGI Stock Fund is stated at aggregate market value based on quoted market prices for the last trading day of the Plan year. All other funds, except the Guaranteed Short-Term Securities Fund and the Guaranteed Long-Term Fund, which are stated at contract value, as of December 31, 1999 and 1998 are stated at aggregate market value as determined by CIGNA.

      INCOME TAXES

          The Plan obtained its latest determination letter on February 27, 1995 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

      ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1999
                               -----------------


NOTE 3 - INVESTMENTS

      During the year ended December 31, 1999, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value as follows:


ATGI Stock Fund                                    $1,111,613
CIGNA Large Company Stock Index Fund                  280,677
Fidelity Advisor Growth Opportunities Account          64,974
Janus Account                                         406,001
PBHG Growth Account                                   293,284
American Century Vista Account                         74,207
                                                   ----------
                                                   $2,230,756
                                                   ==========

          Investments that represent 5 percent or more of the Plan's net assets at December 31, 1999 and 1998 are separately identified below:

                                                              Market Or
                                                            Contract Value
       Identity Of                                     -----------------------
      Party Involved             Description              1999           1998
--------------------------   --------------------      -----------   ----------

ATGI Stock Fund              Equity securities          $1,386,616   $        -

CIGNA Guaranteed             Fixed-income
  Long-Term Fund              investment account         2,846,742    2,770,898

CIGNA Large Company          Pooled stock market
  Stock Index Fund            index account              1,727,450    1,405,743

Fidelity Advisor Growth      Capital appreciation
  Opportunities Account       investment account         1,656,808    1,881,658

Janus Account                Capital appreciation
                              investment account         1,443,245      642,302

PBHG Growth                  Capital appreciation
  Account                     investment account           553,911            -

                                ATGI 401(K) PLAN
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1999


NOTE 4 - CONTRACT WITH INSURANCE COMPANY

          The Plan holds a deposit administration contract with CIGNA. The Guaranteed Long-Term (GLT) Fund and the Guaranteed Short-Term Securities (GST) Fund are unallocated funds. The GLT Fund maintains a variable annualized rate, which was 5.45 percent and 5.65 percent at December 31, 1999 and 1998, respectively. The GST Fund maintains a variable monthly rate, which was 3.60 percent and 3.50 percent annualized at December 31, 1999 and 1998, respectively.

NOTE 5 - PLAN AMENDMENT

          The Plan was amended effective April 14, 1999 to increase the involuntary cash pay-out from $3,500 to $5,000, as allowed under the Taxpayer Relief Act of 1997 (TRA '97).

NOTE 6 - PARTIAL TERMINATION

          The Company experienced a 26 percent reduction in eligible participants due to involuntary terminations during the plan year ended December 31, 1998. Pursuant to the Internal Revenue Code Section 411(d)(3), the affected participants become 100 percent vested in their account balances.

                                                            SCHEDULE I


                                ATGI 401(K) PLAN
              SCHEDULE H (FORM 5500) PART IV LINE 4I - SCHEDULE OF
               ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
                               DECEMBER 31, 1999
                                EIN # 76-0079338
                                   PLAN #001


      (A)                    (B)                           (C)                                   (E)
   PARTY-IN-              IDENTITY                     DESCRIPTION                 (D)         CURRENT
    INTEREST              OF ISSUE                    OF INVESTMENT               COST          VALUE
----------------   -----------------------   -------------------------------   -----------   -----------

   *               Alpha Technologies
                    Group, Inc.              ATGI Stock Fund                   $  959,045    $1,386,616

   *               Connecticut General
                    Life Insurance Company
                    (A CIGNA company)
                    Charter Funds            Guaranteed Short-Term
                                              Securities Fund                     367,479       367,479
                                             Guaranteed Long-Term Fund          2,846,742     2,846,742
                                             Large Company Stock Index Fund     1,034,642     1,727,450

   *               Connecticut General
                    Life Insurance Company
                    (A CIGNA company)
                    Separate Accounts        Fidelity Advisor Growth
                                              Opportunities Account             1,149,280     1,656,808
                                             Janus Account                        955,019     1,443,245
                                             PBHG Growth Account                  291,436       553,911
                                             American Century Vista Account        82,161       149,247

                   Participant               Prime plus 1% participant
                    Loans                     loans                                     -       432,835

*Represents a party-in-interest to the Plan.

                                                            SCHEDULE II

                                ATGI 401(K) PLAN
              SCHEDULE H (FORM 5500) PART IV LINE 4J - SCHEDULE OF
                            REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                EIN # 76-0079338
                                   PLAN #001


                                                                                          (h)
                                                                                        Current
         (a)                                                                 (g)        Value Of
       Identity                   (b)                (c)         (d)        Cost       Assets On        (i)
       Of Party               Description         Purchase     Selling       Of       Transaction    Net Gain
       Involved                Of Assets            Price       Price       Asset         Date       Or (Loss)
----------------------   ----------------------   ---------   ---------   ---------   ------------   ---------

Alpha Technologies
 Group, Inc.             ATGI Stock Fund          $205,877           -    $205,877       $205,877           -
                         ATGI Stock Fund                 -    $318,611     319,781        318,611    $ (1,170)

Connecticut General
 Life Insurance
 Company (A CIGNA
 company) Charter
 Funds                   Large Company Stock
                          Index Fund               265,964           -     265,964        265,964           -
                         Large Company Stock
                          Index Fund                     -     219,615     140,870        219,615      78,745

Connecticut General
 Life Insurance
 Company (A CIGNA
 company) Separate
 Accounts                Fidelity Advisor Growth
                          Opportunities Account    316,529           -     316,529        316,529           -
                         Fidelity Advisor Growth
                          Opportunities Account          -     600,195     407,752        600,195     192,443
                         Janus Account             638,773           -     638,773        638,773           -
                         Janus Account                   -     237,950     172,988        237,950      64,962
                         PBHG Growth Account       104,889           -     104,889        104,889           -
                         PBHG Growth Account             -     261,095     220,742        261,095      40,353
                         American Century
                          Vista Account             44,500           -      44,500         44,500           -
                         American Century
                          Vista Account                  -      16,873      16,218         16,873         655


                                 EXHIBIT INDEX



                                                            Sequentially
Exhibit                                                         Numbered
Number      Description of Exhibit                                  Page


 1          Consent of Melton & Melton, L.L.P.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, into the Company's Form S-8 Registration Statements filed on June 23, 1986 (Reg. No. 33-06695); January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No.
33-17359); March 17, 1988 (Reg. No. 33-20706); June 30, 1989 (Reg. No.
33-29636); June 23, 1992 (Reg. No. 33-48663); and April 30, 1996 (Reg. No.
333-03001); and S-3 Registration Statement filed on August 16, 1996 (Reg. No. 333-10311).


Houston, Texas
May 11, 2000                                /s/ Melton & Melton, L.L.P.